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                                   DELANEY'S
                               BREWING AGREEMENT

THIS AGREEMENT is made the 20th September 1995

BETWEEN

SOUTH  CHINA BREWING  COMPANY  LIMITED ("SCBC"), a company  incorporated in Hong
Kong

AND

DELANEY'S (WANCHAI) LIMITED ("DWL"), a company incorporated in Hong Kong

WHEREAS

(A) DWL is licensed to sell alcoholic beverages in Hong Kong and wishes to engage SCBC to prepare and supply a private label beer for its outlets in Hong Kong; and

(B) SCBC is willing to prepare and supply a private label beer to DWL

THE PARTIES AGREE AS FOLLOWS:-

1. APPOINTMENT

DWL hereby appoints and engages SCBC to prepare, brew and supply a private label beer exclusively for DWL for a period of 12 months from 20 September 1995 to 19 September 1996. The Parties undertake to commence negotiations in good faith for the replacement of this contract no later than 19 June 1966.

2. PRODUCT

(a) SCBC will supply a specially-brewed beer for DWL which will be an Irish-style ale with an alcohol content of about 3.5% to 4% by volume (the "Beer").

(b) The Beer will be supplied in 30 litre lightweight kegs ("Kegs").

(c) SCBC and DWL will work together to develop and agree the style and recipe for the Beer.

(d) DWL will be entitled to determine the name of the Beer and to design a label and motif under which the Beer shall be distributed. DWL will own the copyright in and other intellectual rights pertaining to the name and the label and motif.

(e) SCBC will own all rights pertaining to the recipe for the Beer (the
    "Recipe").

(f) During the term of this contract and any future contract for the supply of the Beer by SCBC to DWL beer brewed in accordance with the Recipe will be supplied by SCBC only to DWL or its delegate.

(g) SCBC guarantees the Beer against spoilage for a period of two (2) months from its

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                       CONFIDENTIAL TREATMENT REQUESTED



   production and will replace at its own cost any Beer that spoils within that time.

3. ORDERS

(a) DWL shall order at least [REDACTED] Kegs of Beer per month.

(b) In response to a particular order by DWL, SCBC shall supply Beer to DWL within 3 weeks after DWL places such order. This shall not apply to the first order placed by DWL which shall be satisfied within 6 weeks.

(c) SCBC shall use its best endeavours to supply the amount of Beer ordered by DWL. Nevertheless SCBC shall be entitled to supply and DWL shall be required to accept 7.5% more or less of the amount of Beer ordered by DWL in respect of a particular order. DWL shall not be required to accept an order that is more than 7.5% less than the amount of Beer ordered by DWL.

4. PRICE AND PAYMENT

(a) When it places an order DWL shall pay to SCBC an amount equal to the price for that order. On delivery and acceptance of Beer in response to a particular order:

    (i) if the amount of Beer delivered exceed the amount of Beer ordered by DWL, DWL shall pay to SCBC an amount equal to the difference between the price of the Beer ordered and the price of the Beer delivered but such amount shall not exceed 7.5% of the price of the Beer ordered; or

   (i) if the amount of Beer delivered is less than the amount of Beer ordered by DWL, SCBC shall pay to DWL, an amount equal to the difference between the price of the Beer ordered and the price of the Beer delivered.

(b) The price of the Beer shall be:

    (i) HK[REDACTED] per Keg if DWL orders only [REDACTED] Kegs in a particular calendar month;

   (ii) HK[REDACTED] per Keg if DWL orders [REDACTED] to [REDACTED] Kegs in a particular calendar month; and

   (ii) HK[REDACTED] per Keg if DWL orders [REDACTED] or more Kegs in a particular calendar month.

(c) The parties shall negotiate in good faith to detemine the price for extraordinary beer orders such as specialty bottling, exceptional beer styles and recipes and the production of beer for special events.

5. DISTRIBUTION AND DELIVERY

(a) SCBC shall deliver the Beer to DWL to no more than two locations within Hong Kong designated by DWL.

(b) SCBC shall deliver Beer to DWL in minimum consignments of 10 Kegs per location at DWL's request. Until Beer is delivered it shall be stored without charge by SCBC.

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                       CONFIDENTIAL TREATMENT REQUESTED
(c) DWL shall be responsible to provide all systems required to deliver Beer from the Kegs to glasses. SCBC shall consult with DWL to assist DWL to design, install and maintain such systems.

6. TRAINING

At DWL's request, SCBC will provide training to DWL staff in relation to the Beer, its delivery and how best to sell it. Such training shall be conducted in sessions to be held not more than once per month.

7. DEPOSIT

DWL shall forthwith pay to SCBC a deposit of HK$46,875 (the "Deposit") which shall be refundable on 19 September 1996 on the expiration of this Agreement but which shall not be refundable if this Agreement is terminated in accordance with Clause 8.

8. TERMINATION OF THE AGREEMENT

DWL may terminate this Agreement at any time by providing to SCBC no less than one month's notice in writing of its intention to do so. In the event that DWL so terminate this Agreement it shall not be entitled to received a refund of the Deposit which shall be forfeited to SCBC.

9. GOVERING LAW

This Agreement shall be governed by and construed in accordance with Hong Kong law.

10. INTERPRETATION

(a) This Agreement constitutes the entire agreement between the parties relating to the subject matter contained herein and supersedes all prior agreements. It may be waived, modified or varied only in writing signed on behalf of both parties.

(b) In this Agreement words constituting the singular include the plural and vice versa and words signifying the masculine gender include the feminine gender and vice versa.

IN WlTNESS whereof the parties have executed this Agreement on the day and year first written above.

Executed for and on behalf of
SOUTH CHINA BREWING
COMPANY LIMITED

                                                      DAVID K. HAINES
                                           .....................................
                                          Name: DAVID K. HAINES
                                          Title: Managing Director
                                          for and on behalf of
                                          SOUTH CHINA BREWING COMPANY LIMITED

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                       CONFIDENTIAL TREATMENT REQUESTED

Executed for and on behalf of              )
DELANEY'S (WANCHAI)                        )
LIMITED                                    )


                                                       G.D. Willis
                                            ------------------------------------
                                            Name:  G.D. Willis
                                            Title: Chairman

                                            Chop:
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